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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-7350, 33-8418, 33-35561, 33-36092, 33-40275,
33-56417, 33-56411, 33-56413 and 33-16701) of Dreyer's Grand Ice Cream, Inc. of
our report dated February 15, 2000 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 15, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
San Francisco, California
March 23, 2000